                                                     July 31, 2007

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

         Re:      Thornburg Mortgage Securities Trust 2007-3
                  Mortgage—Backed Notes, Series 2007-3

Ladies and Gentlemen:

         At your  request,  we have examined the  Registration  Statement on Form S-3,  filed by  Structured  Asset
Mortgage  Investments  II Inc.,  a Delaware  corporation  (the  "Registrant"),  with the  Securities  and  Exchange
Commission  on February  23, 2007 (the  "Registration  Statement"),  in  connection  with the issuance by Thornburg
Mortgage  Securities Trust 2007-3 (the "Trust") of the Thornburg Mortgage  Securities Trust 2007-3  Mortgage-Backed
Notes,  Series 2007-3 (the "Notes"),  issuable in series.  The Notes will be issued pursuant to documentation  more particularly  described in the prospectus  dated June 28, 2007, the preliminary  prospectus dated July 26, 2007 and the prospectus  supplement  dated July 30, 2007, as  supplemented  by a supplement  dated July 31, 2007 relating to such Series (the "Issuing  Documentation").  The Notes are to be sold as set forth in the  Registration  Statement, any amendment  thereto,  and the  Prospectus,  Preliminary  Prospectus and Prospectus  Supplement  relating to such
Series.

         We have examined such  instruments,  documents and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such examination,  we have assumed the following:  (a) the authenticity of original  documents and the genuineness of all signatures;  (b) the conformity to the originals of all documents submitted to us as copies;  (c) the truth,  accuracy  and  completeness  of the  information,  representations  and warranties  contained in the  records,  documents,  instruments  and  certificates  we have  reviewed;  and (d) the necessary entity authorization,  execution,  authentication,  payment and delivery of and under all documents,  and the necessary entity power and authority with respect thereto.

         Based on such  examination  and the other  assumptions  set forth herein,  we are of the opinion that when the Notes have been duly  executed and  delivered in  accordance  with the  Indenture  and sold,  the Notes will be legally issued,  fully paid and  non-assessable,  and the Notes will be binding obligations of the Trust, except as

Structured Asset Mortgage Investments II Inc.
July 31, 2007

enforcement thereof may be limited by applicable bankruptcy, insolvency,  reorganization,  arrangement,  fraudulent conveyance,  moratorium,  or other laws  relating to or  affecting  the rights of creditors  generally  and general principles of equity, including without limitation,  concepts of materiality,  reasonableness,  good faith and fair dealing, and the possible  unavailability of specific performance or injunctive relief,  regardless of whether such enforceability  is  considered  in a  proceeding  in equity or at law.  We express no opinion  with  respect to any series of Notes for which we do not act as counsel to you.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name wherever appearing in the Registration  Statement and the prospectus  contained therein.  In giving such consent,  we do not consider that we are  "experts,"  within the meaning of the term as used in the Act or the rules  and  regulations  of the  Commission  issued  thereunder,  with  respect  to any  part  of the  Registration
Statement, including this opinion, as an exhibit or otherwise.

                                                      Very truly yours,

                                                      /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                      ORRICK, HERRINGTON & SUTCLIFFE LLP